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                                                                    EXHIBIT 16.1

                              BALL AND TREGER,LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                  A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP

400 WARREN AVENUE  -  SUITE 430  -  BREMERTON, WASHINGTON  98337-1408
FAX: (360) 377-7089                                             (360) 479-6868

                                                September 29, 2006

WSB Financial Group, Inc.
190 Pacific Avenue
Bremerton, WA 98337


Subject: Registration Statement on Form S-1; File No. 333-137038 Letter re Change in Certifying Accountant

Please be advised that we have reviewed a copy of the above-referenced Registration Statement, which was filed with the Securities and Exchange Commission on August 31, 2006, and we concur with the statements made by the registrant in the Registration Statement concerning the resignation or dismissal of our firm as the registrant's principal accountant, including the references to our firm under "Experts."

This letter is furnished for use as an exhibit pursuant to Item 601(b)(16) of Regulation S-K.

                                   Very truly yours,

                                   /s/ Ball & Treger, LLP

                                   BALL & TREGER